Exhibit 99.1

TELETECH ANNOUNCES FIRST QUARTER 2012 FINANCIAL RESULTS

First Quarter 2012 Revenue Grows 4.2 Percent to $293 Million;
Repurchases Nearly $23 Million in Stock During the Quarter;

Introduces New Segment Reporting

ENGLEWOOD, Colo., May 1, 2012 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of technology-enabled customer experience solutions, today announced financial results for the first quarter ended March 31, 2012.  The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended March 31, 2012.

“TeleTech’s first quarter results reflect our success in delivering a differentiated experience that is helping our clients increase the lifetime value of their customers,” said Ken Tuchman, TeleTech chairman and chief executive officer. “Our next generation customer experience platform is enabling leading global brands to design, build, grow and manage superior multichannel customer experiences that are driving dramatic gains in customer satisfaction and Net Promoter® scores.”

FIRST QUARTER 2012 FINANCIAL HIGHLIGHTS

•                  First quarter 2012 revenue increased 4.2 percent to $292.7 million compared to $281.0 million in the first quarter 2011.

•                  First quarter 2012 income from operations was $18.8 million or 6.4 percent of revenue compared to $21.5 million or 7.6 percent of revenue in the first quarter 2011.  Income from operations for the first quarter 2012 included $3.8 million of restructuring and impairment charges.  Excluding these charges, first quarter 2012 non-GAAP income from operations was $22.6 million or 7.7 percent of revenue.

•                  First quarter 2012 fully diluted earnings per share attributable to TeleTech shareholders increased 55.6 percent to 28 cents compared to 18 cents in the first quarter 2011.  First quarter 2012 non-GAAP fully diluted earnings per share attributable to TeleTech shareholders was 29 cents.

•                  During the first quarter 2012 TeleTech signed an estimated $85 million in annualized revenue from both new and expanding client relationships.  Approximately 80 percent represents recurring revenue.

Investor Contact	Media Contact
Karen Breen	Jeanna Blatt
303.397.8592	303.397.8507

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES AND STRATEGIC ACQUISITIONS

•                  As of March 31, 2012, TeleTech had cash and cash equivalents of $172.8 million, $85.0 million of borrowings on its credit facility and total other debt of $8.0 million, resulting in a net positive cash position of $79.8 million.

•                  TeleTech had $410.6 million of additional borrowing capacity available under its revolving credit facility as of March 31, 2012.  During the first quarter 2012, the company exercised the $150 million accordion feature under its revolving credit facility thereby increasing the total committed capacity to $500 million.  This provides TeleTech with the financial flexibility to continue to fund organic growth, share repurchases and the pursuit of accretive acquisitions.

•                  Cash flow from operations in the first quarter 2012 was $14.7 million compared to $24.6 million in the first quarter 2011. The reduction is primarily due to the timing of certain working capital items.

•                  Capital expenditures in the first quarter 2012 were $6.4 million compared to $3.9 million in the first quarter 2011. The higher capital expenditures were primarily related to the select expansion of capacity in line with TeleTech’s new business wins as well as increased investment in its technology-based offerings.

•                  TeleTech repurchased 1.4 million shares of common stock during the first quarter 2012 for a total cost of $22.7 million.  As of March 31, 2011, there was $34.0 million authorized for future share repurchases.

NEW SEGMENT REPORTING INTRODUCED

To provide greater clarity as to the financial profile and performance of TeleTech’s key business segments, the company introduced new segment reporting in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.  TeleTech will now report financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Corporate expenses will be reported separately from the above.  Highlights of the financial performance of the primary segments are provided below.

•                  The Customer Management Services (CMS) segment includes the company’s customer experience delivery solutions which integrate innovative technology with highly-trained professionals to optimize the customer experience across all channels and all stages of the customer lifecycle from an onshore, offshore or work-from-home environment.  CMS first quarter 2012 revenue was $234.9 million, representing 80.3 percent of total first quarter 2012 revenue, and compared to $246.1 million in the first quarter 2011.  CMS first quarter 2012 income from operations was $45.4 million, or 19.3 percent of revenue, compared to 19.6 percent of revenue in the first quarter 2011.

Investor Contact	Media Contact
Karen Breen	Jeanna Blatt
303.397.8592	303.397.8507

•                  The Customer Growth Services (CGS) segment includes the company’s technology-enabled revenue generation business.  CGS first quarter 2012 revenue was $22.8 million, representing 7.8 percent of total first quarter 2012 revenue, and compared to $22.1 million in the first quarter 2011.  CGS first quarter 2012 income from operations was $1.1 million or 4.7 percent of revenue, compared to 13.5 percent of revenue in the first quarter 2011.  CGS first quarter 2012 operating income includes a $1.8 million charge associated with the impairment of the Direct Alliance trade-name intangible asset given the renaming of the subsidiary to RevanaTM.  Excluding this charge, first quarter 2012 operating income was $2.9 million or 12.6 percent of revenue.

•                  The Customer Technology Services (CTS) segment includes the company’s hosted and managed technology offerings.  CTS first quarter 2012 revenue increased more than five-fold from the first quarter 2011 to $25.6 million, primarily as a result of the acquisition of eLoyalty and representing 8.7 percent of total first quarter 2012 revenue.  CTS first quarter 2012 income from operations was $3.6 million or 14.2 percent of revenue compared to $2.7 million or 58.2 percent of revenue in the first quarter 2011.  CTS first quarter 2012 operating results reflect the mix shift of services from purely hosted solutions in the year-ago quarter to both hosted and managed solutions in the first quarter 2012 along with an increased investment in sales and marketing to support this segment’s continued growth initiatives.

•                  The Customer Strategy Services (CSS) segment includes the company’s customer experience strategy and data analytics businesses. CSS first quarter 2012 revenue increased 16.7 percent to $9.5 million from $8.1 million in the year-ago quarter.  CSS first quarter 2012 income from operations was $0.9 million or 9.4 percent of revenue compared to $0.5 million or 5.7 percent of revenue in the first quarter 2011.

•                  The first quarter 2012 operating income of the above segments excludes $32.3 million of corporate expenses which were lower by $0.6 million or 2.0 percent from $32.9 million in the first quarter 2011.  TeleTech expects to continue to further leverage its corporate expenses as a percentage of revenue across its expanding suite of services.

BUSINESS OUTLOOK

•                  In the fourth quarter 2011, TeleTech began the process to exit certain unprofitable markets and programs, which could reduce 2012 revenue up to $100 to $115 million while positively impacting operating income up to $10 to $12 million on an annualized basis when fully realized.  These actions could result in asset impairment and restructuring costs in the range of up to $15 to $18 million during 2012.

•                  TeleTech continues to expect 2012 revenue will range between $1.15 billion and $1.2 billion.  Growth in both existing and new client relationships is expected to offset any revenue reduction resulting from the decision to exit certain unprofitable markets.

Investor Contact	Media Contact
Karen Breen	Jeanna Blatt
303.397.8592	303.397.8507

•                  TeleTech continues to expect 2012 operating margin will increase from 2011 and range between 8.5 and 9.0 percent, before any unusual charges.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on Wednesday, May 2, 2012 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Wednesday, May 16, 2012.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

ABOUT TELETECH

For nearly 30 years, TeleTech and its subsidiaries have helped the world’s most successful companies design, build, grow and manage superior customer experiences across the customer lifecycle in order to drive shareholder value.  As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-based solutions that maximize revenue, transform customer experiences and optimize business processes.  From strategic consulting to operational execution, our more than 41,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Our companies deliver award-winning integrated solutions in support of customer innovation, revenue generation, technology innovation, enterprise innovation, learning innovation and strategic management consulting. For additional information, please visit www.teletech.com.

Investor Contact	Media Contact
Karen Breen	Jeanna Blatt
303.397.8592	303.397.8507

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the customer management industry, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2011.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of May 1, 2012. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

###

Investor Contact	Media Contact
Karen Breen	Jeanna Blatt
303.397.8592	303.397.8507

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2012	2011

Revenue	$292,654	$280,979

Operating Expenses:
Cost of services	211,895	199,121
Selling, general and administrative	48,135	47,801
Depreciation and amortization	10,116	11,598
Restructuring charges, net	1,958	739
Impairment losses	1,800	230
Total operating expenses	273,904	259,489

Income From Operations	18,750	21,490

Other income (expense)	(80)	(270)

Income Before Income Taxes	18,670	21,220

Provision for income taxes	(1,853)	(9,849)

Net Income	16,817	11,371

Net income attributable to noncontrolling interest	(936)	(898)

Net Income Attributable to TeleTech Shareholders	$15,881	$10,473

Net Income Per Share Attributable to TeleTech Shareholders

Basic	$0.28	$0.18

Diluted	$0.28	$0.18

Income From Operations Margin	6.4%	7.6%
Net Income Attributable to TeleTech Shareholders Margin	5.4%	3.7%
Effective Tax Rate	9.9%	46.4%

Weighted Average Shares Outstanding
Basic	56,493	57,190
Diluted	57,418	58,797

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended
	March 31,
	2012	2011

Revenue:
Customer Management Services	$234,876	$246,073
Customer Growth Services	22,764	22,143
Customer Technology Services	25,553	4,657
Customer Strategy Services	9,461	8,106
Total	$292,654	$280,979

Income (Loss) From Operations:
Customer Management Services	$45,422	$48,251
Customer Growth Services	1,079	2,982
Customer Technology Services	3,635	2,712
Customer Strategy Services	885	463
Corporate	(32,271)	(32,918)
Total	$18,750	$21,490

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2012	2011
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$172,761	$156,371
Accounts receivable, net	244,212	243,636
Other current assets	72,353	78,275
Total current assets	489,326	478,282

Property and equipment, net	98,645	100,321
Other assets	183,144	168,375

Total assets	$771,115	$746,978

LIABILITIES AND EQUITY
Total current liabilities	$149,824	$170,011
Other long-term liabilities	141,063	106,720
Total equity	480,228	470,247

Total liabilities and equity	$771,115	$746,978

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2012	2011

Reconciliation of Gross Margin:

Revenue	$292,654	$280,979
Cost of services	211,895	199,121
Gross margin	$80,759	$81,858

Gross margin percentage	27.6%	29.1%

Reconciliation of EBIT & EBITDA:

Net Income attributable to TeleTech shareholders	$15,881	$10,473
Interest income	(760)	(666)
Interest expense	1,098	1,380
Provision for income taxes	1,853	9,849
EBIT	$18,072	$21,036

Depreciation and amortization	10,116	11,598

EBITDA	$28,188	$32,634

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$16,817	$11,371
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,116	11,598
Other	(12,269)	1,639
Net cash provided by operating activities	14,664	24,608

Less - Total Capital Expenditures	6,374	3,870

Free Cash Flow	$8,290	$20,738

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$18,750	$21,490
Restructuring charges, net	1,958	739
Impairment losses	1,800	230
Acquistion-related expenses	159	211

Non-GAAP Income from Operations	$22,667	$22,670

Reconciliation of Non-GAAP EPS:

Net Income attributable to TeleTech shareholders	$15,881	$10,473
Add: Asset impairment and restructuring charges, net of related taxes	2,435	683
Add: Acquisition-related expenses, net of related taxes	95	127
Add: Changes in judgement for uncertain tax positions recorded in prior periods	(1,606)	5,850

Non-GAAP Net Income attributable to TeleTech shareholders	$16,805	$17,133

Diluted shares outstanding	57,418	58,797

Non-GAAP EPS attributable to TeleTech shareholders	$0.29	$0.29

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2012	2011

Reconciliation of Non-GAAP EBITDA:

Net Income attributable to TeleTech shareholders	$15,881	$10,473
Interest income	(760)	(666)
Interest expense	1,098	1,380
Provision for income taxes	1,853	9,849
Depreciation and amortization	10,116	11,598
Asset impairment and restructuring charges	3,758	969
Acquistion-related expenses	159	211
Equity-based compensation expenses	3,388	3,760

Non-GAAP EBITDA	$35,493	$37,574

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended
	March 31,	June 30,	September 30,	December 31,
	2011	2011	2011	2011

Revenue:
Customer Management Services	$246,073	$248,207	$248,690	$240,657
Customer Growth Services	22,143	23,483	25,793	24,210
Customer Technology Services	4,657	11,660	22,876	27,785
Customer Strategy Services	8,106	10,286	6,876	7,886
Total	$280,979	$293,636	$304,235	$300,538

Income (Loss) From Operations:
Customer Management Services	$48,251	$49,588	$43,385	$43,751
Customer Growth Services	2,982	4,594	5,020	5,059
Customer Technology Services	2,712	3,156	4,289	4,804
Customer Strategy Services	463	1,309	(322)	19
Corporate	(32,918)	(34,018)	(25,800)	(32,870)
Total	$21,490	$24,629	$26,572	$20,763